COMBIMATRIX CORPORATION

COMMON STOCK PURCHASE WARRANTS REPURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE WARRANTS REPURCHASE AGREEMENT (this “Agreement”) is made as of July 11, 2016 (the “Effective Date”), by and between CombiMatrix Corporation, a Delaware corporation (the “Company”), and those certain holders of Common Stock Purchase Warrants set forth on the signature pages hereto (each, a “Warrantholder” and collectively, the “Warrantholders”). The Company and the Warrantholders are referred to, each as a “Party,” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Warrants (defined below).

recitals

A. As of the date of this Agreement, the Warrantholders hold (i) Common Stock Purchase Warrants issued October 1, 2012 exercisable for an aggregate of 11,252 shares of Common Stock of the Company (as amended, the “October 2012 Warrants”); (ii) Common Stock Purchase Warrants issued March 20, 2013 exercisable for an aggregate of 18,334 shares of Common Stock of the Company (as amended, the “March 2013 Warrants”); (iii) Common Stock Purchase Warrants issued May 6, 2013 exercisable for an aggregate of 32,788 shares of Common Stock of the Company (as amended, the “May 2013 Warrants”); (iv) Common Stock Purchase Warrants issued June 28, 2013 exercisable for an aggregate of 32,788 shares of Common Stock of the Company (as amended, the “June 2013 Warrants”); (v) Common Stock Purchase Warrants issued June 4 and June 13, 2014 exercisable for an aggregate of 1,690 shares of Common Stock of the Company (as amended, the “June 2014 Warrants”); (vi) Common Stock Purchase Warrants issued February 18, 2015 exercisable for an aggregate of 46,676 shares of Common Stock of the Company (as amended, the “February 2015 Warrants”); (vii) Common Stock Purchase Warrants issued April 29, 2015 exercisable for an aggregate of 100,847 shares of Common Stock of the Company (as amended, the “April 2015 $16.50 Warrants”); and (viii) Common Stock Purchase Warrants issued April 29, 2015 exercisable for an aggregate of 1,831 shares of Common Stock of the Company (as amended, the “April 2015 $32.51 Warrants”) and, together with the October 2012 Warrants, the March 2013 Warrants, the May 2013 Warrants, the June 2013 Warrants, the June 2014 Warrants, the February 2015 Warrants and the April 2015 $16.50 Warrants, the “Warrants”).

B. The Warrantholders and the Company are parties to those certain Securities Purchase Agreements dated as of September 28, 2012, March 19, 2013, May 3, 2013 and February 13, 2015, respectively (collectively, the “SPAs”), and those certain Registration Rights Agreements dated as of September 28, 2012 and May 3, 2013, respectively (collectively, the “RRAs”).

C. The Warrantholders now desire and voluntarily agree to (i) sell half of their Warrants to the Company immediately after the announcement of a Fundamental Transaction (the “Announcement”), (ii) sell the remainder of their Warrants to the Company at the closing of such Fundamental Transaction (the “Closing”) and (iii) terminate the SPAs and RRAs as of immediately prior to the Closing, and the Company desires to purchase such Warrants from the Warrantholders at the Announcement and at the Closing and terminate the SPAs and RRAs as of immediately prior to the Closing.

agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1. Sale and Purchase. The Warrantholders agree to sell, and the Company agrees to buy, half of the Warrants immediately after the Announcement (to the extent such Warrants are still outstanding as of such date) and the remainder of the Warrants at the Closing (to the extent such Warrants are still outstanding as of such date) at the following prices per Warrant Share underlying the Warrants (all as shall be adjusted for reverse and forward stock splits and the like after the date hereof):

Warrants	Price Per Warrant Share
October 2012 Warrants	$0.10
March 2013 Warrants	$0.20
May 2013 Warrants	$0.28
June 2013 Warrants	$0.30
June 2014 Warrants	$0.06
February 2015 Warrants	$2.92
April 2015 $16.50 Warrants	$2.92
April 2015 $32.51 Warrants	$2.48

The sale and purchase of half of the Warrants immediately after the Announcement shall be apportioned ratably among all outstanding Warrants and Warrantholders.

2. Closing Dates. The closing of the sale and purchase of half of the Warrants under this Agreement shall take place immediately after the Announcement of a Fundamental Transaction (the date of the Announcement, the “Initial Closing Date”) and the closing of the sale and purchase of the remainder of the Warrants under this Agreement shall take place at the Closing of a Fundamental Transaction (the date of the Closing, the “Final Closing Date” and, together with the Initial Closing Date, the “Closing Date”). Upon the Announcement of a Fundamental Transaction, half of the Warrants shall be deemed cancelled and surrendered and shall represent only the right to receive the aggregate price per Warrant Share set forth in this Agreement with respect to such portion of Warrants, and upon the Closing of a Fundamental Transaction, the remaining Warrants shall be deemed cancelled and surrendered and shall represent only the right to receive the aggregate price per Warrant Share set forth in this Agreement with respect to such remaining Warrants.

3. Delivery. Within three (3) business days after the applicable Closing Date, the Company shall pay to the Warrantholders the applicable aggregate price per Warrant Share set forth in Section 1 hereof, by wire transfer in United States dollars and immediately available funds (the “Payment”) for the applicable portion of Warrants being purchased on such Closing Date. Within three (3) business days after the Final Closing Date, (i) the Warrantholders will deliver all of the Warrants to the Company and (ii) each Warrantholder shall execute an Assignment Separate from Certificate, the form of which is attached hereto as Exhibit A, with respect to the Warrants. Immediately following the Announcement, half of the Warrants shall be deemed cancelled and surrendered and none of the Warrantholders will have any rights with respect to such portion of Warrants, including without limitation, any right to exercise such portion of Warrants or receive any other consideration in the Fundamental Transaction with respect to such portion of Warrants, and immediately following the Closing, the remaining Warrants shall be deemed cancelled and surrendered and none of the Warrantholders will have any rights with respect to such remaining Warrants, including without limitation, any right to exercise such remaining Warrants or receive any other consideration in the Fundamental Transaction with respect to such remaining Warrants. In the event there is an Announcement, but not a Closing of a Fundamental Transaction, the Warrantholders shall, promptly after notice from the Company that the Closing will not occur, deliver all their Warrants to the Company and the Company shall promptly reissue new Warrants of like tenor for the remaining Warrant Shares that were not purchased at the Initial Closing Date.

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4. Warrantholders’ Representations and Warranties. Each of the Warrantholders represents and warrants to the Company, as of the date hereof and as of each of the Closing Dates, as follows:

(a) Right, Title, and Interest. Such Warrantholder is the lawful owner, beneficially and of record, of the Warrants held by it, has good and marketable title to such Warrants, and has all right, title and interest in and to such Warrants. Such Warrantholder has full right and authority to deliver such Warrants in connection with this Agreement. Such Warrants are free and clear of all liens, encumbrances, equities, security interests, and any other claims whatsoever except for the Company’s repurchase option and securities law transfer restrictions on certain of such Warrants. Such Warrants are not subject to any agreement, understandings, trusts, or other collaborative arrangements or understandings with any other party. No third party has any right to prevent such Warrantholder from transferring such Warrants as contemplated by this Agreement, and no third party has any right to receive notice of transfer of such Warrants as contemplated by this Agreement. Such Warrantholder’s delivery of such Warrants in accordance with the terms of this Agreement will pass full and valid title to such Warrants free and clear of any security interests, claims, liens and any other encumbrance. Such Warrantholder is not aware of any basis for any disputes or challenges regarding such Warrantholder’s ownership of such Warrants or regarding such Warrantholder’s sale of such Warrants to the Company, and no such disputes or challenges are pending or alleged.

(b) Authority. Such Warrantholder has sole dispositive and voting authority over the Warrants held by it, and has all requisite legal authority to execute and deliver this Agreement, to sell and deliver such Warrants, and to carry out and perform all of such Warrantholder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Warrantholder, constitutes such Warrantholder’s valid and binding obligation, and is enforceable in accordance with its terms. Such Warrantholder has the capacity to act on such Warrantholder’s own behalf and on behalf of all who might claim through such Warrantholder to bind them to the terms and conditions of this Agreement. Such Warrantholder has never filed any petition under applicable bankruptcy laws, no such petition has ever been filed involuntarily against such Warrantholder, no custodian or receiver has ever been appointed with respect to such Warrantholder’s assets, and such Warrantholder is not now insolvent (before giving effect to the sale of such Warrants). The execution, delivery and performance of this Agreement by such Warrantholder will not result in a violation of, or constitute a default under, any will, trust, agreement or other instrument to which such Warrantholder is a party or is bound. There is no pending or threatened litigation involving such Warrantholder’s Warrants or to which such Warrants may be subject.

(c) Value of Warrants. Such Warrantholder acknowledges that the purchase price of the Warrants has been established by negotiation between the Company and the Warrantholders. There is no assurance that the purchase price reflects the current value of the Warrants. Such Warrantholder acknowledges that the market value of the Warrants held by it could, in the future and depending on the success of the Company’s business, become worth substantially more than the price at which the Company is purchasing such Warrants from such Warrantholder. The Company has not made any representation to such Warrantholder about the advisability of this decision or the potential future value of the Warrants. Such Warrantholder acknowledges that, by selling such Warrants to the Company pursuant to this Agreement, such Warrantholder will not benefit from any future appreciation in the market value of such Warrants.

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(d) Adequacy of Payment. Such Warrantholder is an “Accredited Investor” as such term is defined under Regulation D of the Securities Act of 1933, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of selling such Warrants to the Company at the price and on the terms set forth in Section 1 hereof, and that the Company has made no representation or warranty to such Warrantholder with respect to the fair market value of such Warrants. Such Warrantholder agrees that the amount of the Payment is fair and equitable to such Warrantholder. Such Warrantholder acknowledges that arm’s-length negotiations between the Company and the Warrantholders resulted in such Warrantholder agreeing to the sufficiency of the Payment in exchange for the Company’s purchase of such Warrants.

(e) No Legal, Tax, or Investment Advice. Such Warrantholder has had an opportunity to review the federal, state, local, and foreign tax consequences of such Warrantholder’s sale of the Warrants held by it to the Company. Such Warrantholder understands that nothing in this Agreement or in any other materials presented to such Warrantholder in connection with the Company’s purchase of such Warrants or such Warrantholder’s other agreements under this Agreement constitutes legal, tax, or investment advice. Such Warrantholder has consulted such legal, tax, and investment advisors as such Warrantholder, in such Warrantholder’s sole discretion, has deemed necessary or appropriate in connection with the sale of such Warrants under this Agreement. Such Warrantholder acknowledges that such Warrantholder will be responsible for such Warrantholder’s own tax liability that may arise as a result of such Warrantholder’s sale of such Warrants to the Company and the other transactions contemplated by this Agreement.

(f) Information. Such Warrantholder has been given full and adequate access to information relating to the Company, including its business, finances and operations as such Warrantholder has deemed necessary or advisable in connection with such Warrantholder’s evaluation of the sale of the Warrants held by it to the Company. Such Warrantholder has not relied upon any representations or statements made by either the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof.

5. Company’s Representations and Warranties. The Company hereby represents and warrants to the Warrantholders, as of the date hereof and as of each of the Closing Dates, as follows:

(a) Power and Authority. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated herein in accordance with the terms hereof and the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of it, its board of directors or stockholders is required.

(b) Valid and Binding Obligation. The Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(c) Power and Authority/Good Standing. The Company is a company incorporated, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform all of its obligations under this Agreement.

(d) No Violation. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not violate or conflict with any provision of the Company’s certificate of incorporation or bylaws, each as amended to date.

(e) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending which questions the validity of this Agreement or any of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company which, individually or in the aggregate, could reasonably be expected to question the validity of this Agreement or any of the transactions contemplated hereby.

6. Termination of SPAs and RRAs; Consent and Waivers.

(a) As of immediately prior to the Closing, the SPAs and RRAs, including all rights and obligations of the parties thereunder, shall be terminated and shall be of no further force and effect; provided that the Closing occurs. Capitalized terms used in this Section 6 and not otherwise defined in this Agreement shall have the meanings assigned to them in the SPAs, RRAs and Warrants.

(b) The Warrantholders hereby (i) agree to consent to and approve any Fundamental Transaction, agree that any such Fundamental Transaction does not constitute a breach or default under the SPAs, RRAs or Warrants, waive any prohibitions in the SPAs, RRAs and Warrants against a Fundamental Transaction, and waive any rights to adjustment with respect to the Warrants as a result of a Fundamental Transaction; (ii) agree that this Agreement and the transactions contemplated by this Agreement do not constitute a breach or default under the SPAs, RRAs, Warrants and, to the extent applicable, that certain Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”); (iii) waive any restrictions set forth in Section 4.13 of the SPAs with respect to this Agreement, the transactions contemplated by this Agreement, or any Fundamental Transaction; (iv) waive any “most favored nation” rights (including any right to notice) set forth in Section 4.18 of the SPAs with respect to this Agreement, the transactions contemplated by this Agreement, or any Fundamental Transaction; (v) to the extent applicable, waive any antidilution rights or rights to price adjustments or share adjustments set forth in the Certificate of Designation, solely in connection with this Agreement and the transactions contemplated by this Agreement; and (vi) waive any other prohibitions in the SPAs, RRAs, Warrants and Certificate of Designation against this Agreement, the transactions contemplated by this Agreement, or any Fundamental Transaction.

(c) The Warrantholders hereby agree that after the Initial Closing Date, none of them shall object, challenge or otherwise withhold their consent or waiver to any Fundamental Transaction (whether by virtue of being a Warrantholder or through ownership of any other securities of the Company).

7. Disclosure. The Company shall file a current report on Form 8-K on or before 4:30 p.m., New York City time, on the fourth Business Day after the date hereof, in the form required by the Securities Exchange Act of 1934, relating to the transactions contemplated by this Agreement.

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8. No Representations. None of the Parties has relied upon any representations or statements made by the other Parties that are not specifically set forth in this Agreement.

9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the SPA dated February 13, 2015.

10. Entire Agreement. This Agreement constitutes the full and entire understanding among the Parties with regard to the Warrants. With respect to the Warrants, none of the Parties will be liable or bound to the other Parties in any manner by any representations, warranties, or covenants except as specifically set forth in this Agreement.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be enforceable against the Parties actually executing such counterparts and all of which together will constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12. Section Headings. The section headings, titles, and subtitles contained in this Agreement are for convenience only and are not to be relied upon in construing the terms of this Agreement.

13. Severability. If any provision of this Agreement, or the application of any such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, then the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties as expressed in this Agreement. The Parties further agree to replace any such illegal, void, or unenforceable provision with a legal, valid, and enforceable substitute provision that will achieve, to the greatest extent possible, the economic, business, and other purposes of the illegal, void, or unenforceable provision.

14. Successors and Assigns. This Agreement and the Company’s rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. This Agreement and the Warrantholders’ rights, duties, benefits, and obligations under this Agreement will inure to the benefit of, and be enforceable by, the Warrantholders’ successors and assigns.

15. Voluntary Execution of Agreement. This Agreement is executed voluntarily, without any duress or undue influence on the part of any Party or on behalf of any Party. Each Party acknowledges that it (i) has read this Agreement, (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice or that it has voluntarily declined to seek such counsel, (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

16. Independent Nature of Warrantholder’s Obligations and Rights. The obligations of the Warrantholder under this Agreement are several and not joint with the obligations of any other Warrantholder, and the Warrantholder shall not be responsible in any way for the performance of the obligations of any other Warrantholders under this Agreement. Nothing contained herein, and no action taken by the Warrantholder pursuant hereto, shall be deemed to constitute the Warrantholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrantholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that, to the best of its knowledge, the Warrantholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company and each Warrantholder confirms that such Warrantholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Warrantholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Warrantholder to be joined as an additional party in any proceeding for such purpose.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Warrants Repurchase Agreement as of the date first set forth above.

COMPANY

COMBIMATRIX CORPORATION

By:
Mark McDonough
President and Chief Executive Officer

WARRANTHOLDERS

By:
Name:
Title:

exhibit a

assignment separate from certificate

for value received, the undersigned hereby sells, assigns, contributes, and transfers unto CombiMatrix Corporation (the “Company”) Warrants to purchase a total of _________ shares of the Company’s Common Stock, standing in the undersigned’s name on the books of said Company, represented by Warrant No. ______ and does hereby irrevocably constitute and appoint the Company’s Secretary to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated:________________, 2016